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                                                                 EXHIBIT (c)(11)

                        [LOGO OF MICRON APPEARS HERE]

                             EMPLOYMENT TERM SHEET

1.  EMPLOYER:  NetFRAME a subsidiary or a division of Micron Electronics,
               Inc.

2.  EMPLOYEE:  Robert Puette

3. PROPOSED TITLE: Chairman, President and Chief Executive Officer of NetFRAME, a subsidiary or a division of Micron Electronics, Inc.

4.  INITIAL SALARY:   $330,000

5.  STOCK OPTIONS:    Number of Options    75,000
                      Term of Option       6 years
                      Vesting              20% per year for 5 years
                      Pricing              FMV on date of grant
                      Date of grant        Effective date of acquisition

6.  BONUS:            Target Amount        $600,000
                      -50% or $300,000 tied to achievement of July through December 1997 financial goals attached hereto and achievement of technological goals to be mutually agreed to by the parties.
                      Paid in two installments as follows:
                                $150,000 paid upon achievement of goals
                                $150,000 paid one year following achievement
                                 of goals
                      -50% or $300,000 tied to achievement of January through June 1998 financial goals attached hereto and achievement of technological goals to be mutually agreed to by the parties.
                      Paid in two installments as follows:
                                $150,000 paid upon achievement of goals
                                $150,000 paid one year following achievement
                                 of goals
                      Payments are contingent on continued employment through date of distribution

7. The parties agree that the terms of the Change of Control Agreement entered into by the undersigned with NetFRAME Systems Incorporated shall remain in effect provided that acceptance of the proposed position and terms set forth above does not constitute actual or constructive termination of employment under the terms of such Change of Control Agreement.

8. The terms set forth herein are contingent upon 1) the acquisition by Micron Electronics, Inc. of more than 50% of the total voting control of NetFRAME Systems Incorporated within 120 days of June 8, 1997, and 2) the approval of the Board of Directors of Micron Electronics, Inc.

9.  The forgoing is acceptable to the parties.


                                                /s/ Robert L. Puette
                                     Signature______________________________


                                                   6/9/97
                                     Date___________________________________


                                     Accepted by Micron Electonics, Inc.


                                          /s/ T. Erik Oaas
                                     By:____________________________________


                                                   6/9/97
                                     Date:__________________________________